Exhibit 10.2

EXECUTION VERSION

SUPPORT AGREEMENT

This Support Agreement (together with the exhibits, annexes, and schedules attached hereto, this “Agreement”), dated as of February 25, 2020, is by and among (i) Mallinckrodt International Finance S.A., a société anonyme existing under the laws of Luxembourg (“MIFSA”), Mallinckrodt CB LLC, a Delaware limited liability company (“MCB” and, together with MIFSA, the “Borrowers”), and Mallinckrodt plc, a public limited company incorporated in Ireland and the ultimate parent entity of the Borrowers (“Mallinckrodt Parent” and together with the Borrowers, the “Mallinckrodt Parties”), (ii) each party set forth on Schedule 1 (each, a “Noteholder Party”, and collectively, the “Noteholder Parties”) committing to provide the New Term Loans, subject to the terms and conditions set forth herein (as defined below), (iii) each party set forth on Schedule 2A (each, a “Funding Term Lender” and, collectively, the “Funding Term Lenders”; collectively, with the Noteholder Parties, the “Funding Parties”) committing to consent to and otherwise support entry into the Amendment (as defined below) and to provide the New Term Loans, subject to the terms and conditions set forth herein, (iv) each party set forth on Schedule 2B (each, an “Extending Revolving Lender” and collectively, the “Extending Revolving Lenders”) committing to extend their Revolving Facility Loans and Revolving Facility Commitments (each as defined below) and consent to the amendments to be set forth in the Amendment, and (v) each party set forth on Schedule 2C (collectively with Schedule 1, Schedule 2A, and Schedule 2B, the “Schedules”) committing to consent to and otherwise support entry into the Amendment (each, a “Consenting Secured Lender” , and collectively, the “Consenting Secured Lenders” and, together with the Noteholder Parties, the Extending Revolving Lenders, and the Funding Term Lenders, the “Lender Parties,” and, individually, a “Lender Party”). The Borrowers and the Lender Parties are referred to herein collectively as the “Parties.”

RECITALS

WHEREAS, the Borrowers previously entered into that certain Credit Agreement, dated March 19, 2014 (as amended, supplemented or otherwise modified from time to time, the “Existing Credit Agreement”), by and among the Borrowers, Mallinckrodt Parent, the lenders party thereto, and Deutsche Bank AG New York Branch, as administrative agent (in such capacity, the “Administrative Agent”);

WHEREAS, the Parties have agreed to certain terms and conditions set forth in the term sheet attached as Exhibit A hereto (the “Term Sheet”) relating to an amendment to the Existing Credit Agreement (the “Amendment” and the Existing Credit Agreement, as amended by the Amendment, the “Amended Credit Agreement”) that, among other things, (i) provides for commitments (on a several, but not joint basis) (each, a “New Commitment,” and collectively, the “New Commitments”) of $800 million in aggregate principal amount of new term loans thereunder on the terms and subject to the conditions set forth in the Term Sheet (the “New Term Loans”) and this Agreement, (ii) extends the maturity date of certain of the Revolving Facility Commitments and Revolving Facility Loans (each as defined in the Existing Credit Agreement) on the terms set forth in the Term Sheet, with such extended Revolving Facility Loans and Revolving Facility Commitments to constitute a new class of revolving loans and commitments; and (iii) makes certain other changes to the terms and conditions of the Existing Credit Agreement on the terms set forth in the Term Sheet; and

WHEREAS, each Party intends to execute the Definitive Documentation (as defined below) and fulfill its obligations thereunder subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Parties hereby agrees as follows:

Section 1.    Commitments.

(a)    In connection with the Amendment and subject to the terms and conditions set forth in this Agreement (including in Section 1(b)) and the Term Sheet, (i) each Noteholder Party commits (on a several, but not joint, basis) to provide the New Term Loans in the amounts set forth on Schedule 1, (ii) each Funding Term Lender commits (on a several, but not joint, basis) to provide the New Term Loans in the amounts set forth on Schedule 2A pursuant to the Amended Credit Agreement and agrees to consent to the amendments set forth in the Amendment and to enter into the Amendment with respect to all Loans and Commitments (each as defined in the Existing Credit Agreement) set forth on Schedule 2A; provided that certain accounts or funds managed by or affiliates of such Funding Term Lender may provide such New Term Loans (including through assignment), and each Funding Term Lender may allocate its share of the New Term Loans among such accounts, funds or affiliates in its sole discretion; provided, however, that no allocation in accordance with the immediately preceding proviso shall release any Funding Term Lender of its obligation to the provide the New Term Loans, (iii) each Extending Revolving Lender commits to extend its Revolving Facility Loans and Revolving Facility Commitments under the Existing Credit Agreement pursuant to the Amended Credit Agreement and agrees to consent to the amendments set forth in the Amendment and to enter into the Amendment with respect to all Loans and Commitments set forth on Schedule 2B, and (iv) each Consenting Secured Lender commits to consent to the amendments set forth in the Amendment and to enter into the Amendment with respect to all Loans and Commitments set forth on Schedule 2C.

(b)    The effectiveness of the Amendment, including the New Commitment hereunder by a Funding Party, is subject to the following conditions: (i) the satisfaction of all conditions precedent contained in the Term Sheet, (ii) the completion of Definitive Documents consistent with the Term Sheet and otherwise in form and substance reasonably acceptable to each Funding Party and each Mallinckrodt Party, (iii) no Funding Party or other Lender (as defined in the Existing Credit Agreement) has received any more favorable terms with respect to the New Term Loans or the Amendment than those currently contemplated in the Term Sheet, (iv) no Default or Event of Default exists and is continuing under the Existing Credit Agreement, and (v) all representations and warranties of the Company and the other Loan Parties set forth (A) herein and (B) in the Amendment and the Amended Credit Agreement and any Loan Document related thereto, shall be true and correct in all material respects (or, with respect to those representations and warranties expressly limited by their terms by materiality or material adverse effect qualifications, in all respects) as of the date of the Amendment (except to extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such date).

(c)    It is acknowledged that the Lender Parties and/or their respective affiliates, other than the Noteholder Parties, may be acting as lenders (and, in the case of the Administrative Agent, as administrative agent) under the Existing Credit Agreement, and that none of such rights and obligations under the Existing Credit Agreement shall be affected, prior to the effectiveness of the Amendment (and then only to the extent contemplated thereby) by the Lender Parties’ performance or lack of performance of its obligations hereunder. The terms of this paragraph shall survive the expiration or termination of this Agreement for any reason whatsoever.

(d)    It is acknowledged and agreed by the Parties that the Noteholder Parties are holders of certain 5.750% Senior Notes due 2002 (the “Existing 5.750% 2022 Notes”) and 5.625% Senior Notes due 2023 (the “Existing 5.625% 2023 Notes” and together with the Existing 5.750% 2022 Notes, the “Existing Notes”), and that, substantially contemporaneously with the execution of this Agreement and in contemplation thereof, the Borrowers and the Noteholder Parties are entering into a Support and Exchange Agreement dated as of February 25, 2020 (the “Exchange Agreement”) pursuant to which the Noteholder Parties will exchange certain of the Existing Notes into second lien notes in accordance with the terms and conditions of the Exchange Agreement (the “Exchange”), and it is further acknowledged that the Exchange does not cause Section 1(b)(iii) of this Agreement to not be satisfied or implicate Section 4(c) of this Agreement.

Section 2.    Representations and Warranties of the Parties. Each Lender Party (other than the Administrative Agent, except with respect to clause (d)) hereby represents and warrants, severally and not jointly, to Mallinckrodt Parent and the Borrowers, that the following statements are true and correct as of the date hereof:

(a)    Such Party has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)    This Agreement has been duly and validly executed and delivered by such Party. This Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    The execution, delivery and performance of this Agreement by such Party, and such Party’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) violate any provision of such Party’s organizational or governing documents; (ii) violate any law or order applicable to such Party; or (iii) require any consent or approval under, violate, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Party, except, in the case of clause (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of such Party to perform its obligations under this Agreement or the transactions contemplated hereby.

(d)    The principal amount of loans pursuant to the Existing Credit Agreement owned by such Lender Party, as of the date hereof, is set forth on Schedule 2A, Schedule 2B, or Schedule 2C, as applicable.

Section 3.    Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants, severally and not jointly, to the Lender Parties that the following statements are true and correct as of the date hereof:

(a)    Such Party has all necessary corporate or similar power and authority to execute and deliver this Agreement and to perform its obligations hereunder.

(b)    This Agreement has been duly and validly executed and delivered by such Party. This Agreement constitutes the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as may be limited by (i) the effects of bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors generally or (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(c)    The execution, delivery and performance of this Agreement by such Party, and such Party’s compliance with the provisions hereof, will not (with or without notice or lapse of time, or both): (i) violate any provision of such Party’s organizational or governing documents; (ii) violate any law or order applicable to such Party; or (iii) require any consent or approval under, violate, result in any breach of, or constitute a default under, or result in termination or give to others any right of termination, amendment, acceleration or cancellation of any contract, agreement, arrangement or understanding that is binding on such Party (other than such consents as are contemplated by this Agreement), except, in the case of clause (ii) and (iii) above, where not reasonably likely to have a material adverse effect on the ability of such Party to perform its obligations under this Agreement or the transactions contemplated hereby.

Section 4.    Covenants.

(a)    Each of the Parties hereby covenants and agrees to negotiate in good faith, and use its good faith efforts, to execute, as expeditiously as reasonably possible, the Amendment and any related definitive documentation contemplated by the Term Sheet (together with the Amendment, the “Definitive Documentation”), on terms consistent with the Term Sheet.

(b)    Within two (2) business days of the date hereof, the Mallinckrodt Parties shall pay in full all accrued and unpaid fees and expenses of Gibson, Dunn & Crutcher LLP and Paul, Weiss, Rifkind & Garrison LLP, to the extent documented in an invoice which is provided to the Mallinckrodt Parties prior to the execution of this Agreement, in each case which are accrued on or prior to the Execution Date, and in each case in accordance with the terms of the applicable fee letter or engagement letter in effect as of the date hereof between Mallinckrodt and such counsel other than with respect to timing of payment, which shall be in accordance with this Section 4(b).

(c)    In the event any Funding Party or other Lender receives any more favorable terms with respect to the New Term Loans or the Amendment than those currently contemplated in the Term Sheet, any such more favorable term shall automatically be deemed incorporated into the Term Sheet and any other Definitive Documents, as applicable.

Section 5.    Termination.

(a)     This Agreement and the obligations of the Parties hereunder will terminate upon the earliest of (i) mutual written consent of the Parties, (ii) March 20, 2020, (iii)(A) in the case of any of the Lender Parties, the breach of any of the terms hereunder by the Mallinckrodt Parties, and (B) in the case of the Mallinckrodt Parties, the breach of any other Party of any of the terms hereunder, or (iv) the issuance or incurrence (or the entry into an agreement in principle in respect thereof) on or after the date hereof and prior to the effectiveness of the Amendment by any of the Mallinckrodt Parties’ or their subsidiaries that are guarantors under the Existing Credit Agreement of any indebtedness for borrowed money to third parties (including refinanced, replaced or exchanged indebtedness) with a priority equal to or senior, or structurally senior to, to the priority of the Loans (as defined in the Existing Credit Agreement) or with a maturity date any earlier than any of the 2017 Term B Facility Maturity Date, the 2018 Incremental Term Facility Maturity Date, or the Revolving Facility Maturity Date (each term as defined in the Existing Credit Agreement).

(b)    Notwithstanding anything herein to the contrary, no termination of this Agreement shall relieve or otherwise limit the liability of any Party for any breach of this Agreement occurring prior to such termination. This Section 5(b) and Section 10 shall survive termination of this Agreement.

Section 6.    Effectiveness. This Agreement shall not become effective and binding on the Parties unless and until a counterpart signature page to this Agreement has been executed and delivered by such Party.

Section 7.    Waivers and Amendments. This Agreement may be amended, modified, altered or supplemented with respect to any Lender Party only by a written instrument executed by the Borrowers and such Lender Party. Any failure of a Party to comply with any obligation, covenant, agreement or condition in this Agreement may be waived by the Party or Parties entitled to the benefits thereof only by a written instrument signed by the Party or Parties granting such waiver. No delay on the part of any Party in exercising any right, power or privilege under this Agreement will operate as a waiver thereof; nor will any waiver on the part of any party to this Agreement of any right, power or privilege under this Agreement operate as a waiver of any other right, power or privilege under this Agreement, nor will any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege under this Agreement.

Section 8.    Agreements Coupled with an Interest. The agreements contained herein relating to tendering and delivery of consents are coupled with an interest and, except as expressly contemplated herein, may not be revoked during the term of this Agreement.

Section 9.    No Admissions and Reservation of Rights. Nothing herein shall be deemed an admission of any kind. The Parties acknowledge and agree that this Agreement and all negotiations relating thereto shall not be admissible into evidence in any proceeding, other than a proceeding to enforce the terms of this Agreement. Except as expressly provided in this Agreement, nothing herein is intended to, does, or shall be deemed in any manner to waive, limit, impair, or restrict the ability of each of the Lender Parties to protect and preserve its rights, remedies and interests, including, but not limited to, any of their rights and remedies, under the Existing Credit Agreement and other Loan Documents (as defined in the Existing Credit Agreement). Without limiting the foregoing sentence in any way, if this Agreement is terminated for any reason or the transactions contemplated by this Agreement are not consummated as provided herein, each of the Parties fully reserves any and all of its respective rights, remedies, and interests.

Section 10.    Miscellaneous.

(a)    Notices. Any notices or other communications required or permitted under, or otherwise given in connection with, this Agreement will be in writing and will be deemed to have been duly given (i) when delivered or sent if delivered in Person by courier service or messenger or sent by email or (ii) on the next business day if transmitted by international overnight courier, in each case as follows:

If to any Mallinckrodt Party, addressed to:

Mallinckrodt International Finance S.A.

124, boulevard de la Pétrusse

L - 2330 Luxembourg

R.C.S. Luxembourg: B172865

Attention:        Marie Luporsi

Email:             Marie.Luporsi@mnk.com

Phone:             +352 27 17 72 11

with a copy to (for informational purposes only):

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Attention:        Victor Goldfeld and John R. Sobolewski

Email:             VGoldfeld@wlrk.com and JRSobolewski@wlrk.com

Phone:             (212) 403-1000

If to a Noteholder Party, addressed to it at the address set forth on such Noteholder Party’s signature page attached hereto.

with a copy to (for informational purposes only):

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, New York 10019

Attention:        Andrew N. Rosenberg, Alice Belisle Eaton and Caith Kushner

Email:             ARosenberg@paulweiss.com, AEaton@paulweiss.com and CKushner@paulweiss.com

Phone:             (212) 373-3000

If to a Secured Term Lender, addressed to it at the address set forth on such Secured Term Lender’s signature page attached hereto.

with a copy (for informational purposes only):

Gibson, Dunn & Crutcher LLP

200 Park Avenue

New York, New York 10166

Attention:        Scott J. Greenberg, Steven A. Domanowski, Michael J. Cohen

Email:             sgreenberg@gibsondunn.com, sdomanowski@gibsondunn.com, mcohen@gibsondunn.com

Phone:             (212) 351-4000

If to a Secured Revolving Lender, addressed to it at the address set forth on such Secured Revolving Lender’s signature page attached hereto.

with a copy (for informational purposes only):

[●]

(b)    Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without regard to laws that may be applicable under conflicts of laws principles (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

(c)    Venue. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally agrees that any legal action, suit, or proceeding with respect to any matter under or arising out of or in connection with this Agreement, or for recognition or enforcement of any judgment rendered in any such action, suit, or proceeding, shall be brought in a court of competent jurisdiction located in the City of New York. Each Party irrevocably waives any objection it may have to the venue of any action, suit, or proceeding brought in such court or to the convenience of the forum.

(d)    Personal Jurisdiction. By execution and delivery of this Agreement, each of the Parties irrevocably and unconditionally submits to the personal jurisdiction of a court of competent jurisdiction located in the City of New York for purposes of any action, suit or proceeding arising out of or relating to this Agreement.

(e)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (ii) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10(e).

(f)    Remedies. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of appropriate jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity. Except as otherwise provided in this Agreement, any and all remedies in this Agreement expressly conferred upon a Party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy.

(g)    Severability. If any term or other provision of this Agreement is determined to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

(h)    Assignment. This Agreement and the rights and obligations hereunder may not be assigned or otherwise transferred by any Party by operation of law or otherwise without the prior written consent of the other Parties; provided that this Agreement shall not prohibit any Lender Party (a “Transferor”) from assigning or otherwise transferring any Loans or Commitments under the Existing Credit Agreement which are held thereby to another person (a “Transferee”) to the extent such transfer is permitted by and consummated in accordance with the Existing Credit Agreement (a “Transfer”), provided that as a condition precedent to the effectiveness of any such Transfer, such Transferee executes and delivers a joinder agreement substantially in the form attached hereto as Exhibit B to counsel to the Borrowers (as set forth in Section 10(a) hereof) at or prior to the time of such Transfer, and such Transferee shall assume all obligations of the Transferor with respect such rights or obligations; it being understood that nothing in this sentence shall require any Transferor (or permit any Transferor, to the extent such assignment is subject to restriction) to assign all or any portion of its New Commitments as a result of any Transfer. With respect to any Transfers effectuated in accordance with the immediately preceding sentence, (A) such transferee shall be deemed to be a Lender Party for purposes of this Agreement, and (B) the Borrowers shall be deemed to have acknowledged such Transfer. Notwithstanding anything to the contrary herein, the Funding Parties may not assign or otherwise transfer any New Commitments to provide the New Term Loans (other than to another Lender Party) at any time without the consent of the Mallinckrodt Parties. Subject to the preceding three sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective permitted successors and assigns. Any assignment in violation of the foregoing shall be null and void ab initio.

(i)    No Third-Party Beneficiaries. Unless expressly stated or referred to herein, this Agreement shall be solely for the benefit of the Parties and no other person or entity shall be a third-party beneficiary of this Agreement.

(j)    Entire Agreement. This Agreement, together with all exhibits attached hereto, constitutes the entire understanding and agreement among the Parties with regard to the subject matter hereof and supersedes all prior agreements among the Parties with respect thereto.

(k)    Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), and by the different Parties in separate counterparts, each of which when executed will be deemed to be an original but all of which taken together will constitute one and the same agreement. Facsimile copies or “PDF” or similar electronic data format copies of signatures shall constitute original signatures for all purposes of this Agreement and any enforcement hereof.

(l)    Headings. The headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement.

(m)    Interpretation. This Agreement is the product of negotiations among the Parties, and in the enforcement or interpretation hereof, is to be interpreted in a neutral manner, and any presumption with regard to interpretation for or against any Party by reason of that Party having drafted or caused to be drafted this Agreement, or any portion hereof, shall not be effective in regard to the interpretation hereof.

[Signature pages follow]

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as of the date first above set forth.

MALLINCKRODT INTERNATIONAL FINANCE S.A.

By:	/s/ John E. Einwalter
Name:	John E. Einwalter
Title:	Director

MALLINCKRODT CB LLC

By:	/s/ John E. Einwalter
Name:	John E. Einwalter
Title:	Vice President & Treasurer

MALLINCKRODT PLC

By:	/s/ John E. Einwalter
Name:	John E. Einwalter
Title:	Vice President & Treasurer

[Signature page to Support Agreement]

IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first above set forth.

LENDER PARTIES

GLENDON CAPITAL MANAGEMENT LP, In its capacity as investment advisor to the lenders identified in Schedules 2A and 2C

By:	/s/ Brian Lanktree
Name:	Brian Lanktree
Title:	Authorized Signatory

Address: 2425 Olympic Blvd, Suite 500E Santa Monica, CA 90404

RR 1 LTD
By: Redding Ridge Asset Management LLC, Management Series 2, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Authorized Signatory

Address:	[●]

RR 2 LTD
By: Redding Ridge Asset Management LLC, Management Series 2, its collateral manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Authorized Signatory

Address:	[●]

[Signature page to Support Agreement]

RR 4 LTD
By: Redding Ridge Asset Management LLC, Management Series 2, its asset manager

By:	/s/ Joseph D. Glatt
Name:	Joseph D. Glatt
Title:	Authorized Signatory

Address:	[●]

CIFC Asset Management LLC

By:	/s/ Robert Mandery
Name:	Robert Mandery
Title:	Managing Director

Address: 875 3rd Avenue, 24th Floor, New York, NY 10022

OCTAGON CREDIT INVESTORS, LLC, on behalf of certain funds and accounts

By:	/s/ Thomas A. Connors
Name:	Thomas A. Connors
Title:	Authorized Signer

Address: 250 Park Ave., 15th Floor, New York, NY 10177

[Signature page to Support Agreement]

MARATHON ASSET MANAGEMENT, LP,
As investment manager for various funds and accounts

By:	/s/ Louis T. Hanover
Name:	Louis T. Hanover
Title:	Co-Managing Partner

Address: 1 Bryant Park, 38th Floor, New York, NY 10036

Nuveen Senior Income Fund

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signature

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

Nuveen Floating Rate Income Fund

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signer

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

[Signature page to Support Agreement]

Nuveen Floating Rate Income Opportunity
Fund

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signatory

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

Nuveen Symphony Floating Rate Income Fund

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signature

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

Nuveen Short Duration Credit Opportunities Fund

By:	/s/ James Kim
Name:	James Kim
Title:	Authorized Signer

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

[Signature page to Support Agreement]

BAYCITY SENIOR LOAN MASTER FUND LIMITED, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

Municipal Employees Annuity & Benefit Fund of Chicago, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

BayCity Corporate Arbitrage and Relative Value Fund, L.P., By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address: 555 California Street, Suite 3100, San Francisco, CA 94104

[Signature page to Support Agreement]

Symphony Floating Rate Senior Loan Fund, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address:	555 California Street, Suite 3100,
San Francisco, CA 94104

Principal Funds, Inc. – Diversified Real Asset Fund, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address:	555 California Street, Suite 3100,
San Francisco, CA 94104

Principal Diversified Real Asset CIT, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Address:	James Kim
Title:	Co-Head of Investments

Address:	555 California Street, Suite 3100,
San Francisco, CA 94104

[Signature page to Support Agreement]

PENSIONDANMARK
PENSIONFORSIKRINGSAKTIESELSKAB, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address:	555 California Street, Suite 3100,
San Francisco, CA 94104

BayCity Alternative Investment Funds
SICAV-SIF – BayCity US Senior Loan Fund, By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address:	555 California Street, Suite 3100,
San Francisco, CA 94104

Menard, Inc., By: Symphony Asset Management LLC, As Investment Advisor

By:	/s/ James Kim
Name:	James Kim
Title:	Co-Head of Investments

Address:	Address: 555 California Street, Suite 3100,
San Francisco, CA 94104

[Signature page to Support Agreement]

Eaton Vance Management & Boston
Management and Research

By:	/s/ Michael B. Botthof
Name:	Michael B. Botthof
Title:	Vice President

Address:	[●]

PGIM, Inc., on behalf of one or more funds and/or accounts for which it serves as investment manager

By:	/s/ Ian Johnston
Name:	Ian Johnston
Title:	Vice President

Address:	[●]

First Eagle Alternative Credit, LLC

By:	/s/ Robert Hickey
Name:	Robert Hickey
Title:	Senior Managing Director

Address:	227 W. Monroe St. Suite 3200
Chicago, IL 60606

[Signature page to Support Agreement]

Neuberger Berman Investment Advisers LLC, as investment manager of certain funds and/or accounts

By:	/s/ Stephen J. Casey
Name:	Stephen J. Casey
Title:	Managing Director

Address:	190 South LaSalle Street, 27th Floor,
Chicago, IL 60603

Neuberger Berman Loan Advisers LLC, as collateral manager of certain funds

By:	/s/ Stephen J. Casey
Name:	Stephen J. Casey
Title:	Managing Director

Address:	190 South LaSalle Street, 27th Floor,
Chicago, IL 60603

Each of Centerbridge Credit Partners Master, L.P. and Centerbridge Special Credit Partners III., L.P., in their individual capacities as lenders

By:	/s/ Vivek Melwani
Name:	Vivek Melwani
Title:	Authorized Signatory

Address:	375 Park Ave, 11th Floor, New
York, NY 10152

[Signature page to Support Agreement]

BlackRock Financial Management, Inc., on behalf of certain funds and accounts on Schedule 2A and Schedule 2C

By:	/s/ Robert Wartell
Name:	Robert Wartell
Title:	Authorized Signatory
Address:	55 East 52nd Street, New York, NY 10055

BlackRock Advisors, LLC, on behalf of certain funds and accounts on Schedule 2A and Schedule 2C

By:	/s/ Robert Wartell
Name:	Robert Wartell
Title:	Authorized Signatory
Address:	55 East 52nd Street, New York, NY 10055

BlackRock Investment Management, LLC, on behalf of certain funds and accounts on Schedule 2A and Schedule 2C

By:	/s/ Robert Wartell
Name:	Robert Wartell
Title:	Authorized Signatory
Address:	55 East 52nd Street, New York, NY 10055

[Signature page to Support Agreement]

AURELIUS CAPITAL MASTER, LTD.

By:	/s/ Samuel Jed Rubin
Name:	Samuel Jed Rubin
Title:	Authorized Signatory

Address: c/o Aurelius Capital Management, LP, 535 Madison Avenue, 31st Floor, New York, New York 10022, USA

FRANKLIN CUSTODIAN FUNDS –
FRANKLIN INCOME FUND

FRANKLIN ADVISERS, INC., AS
INVESTMENT MANAGER

By:	/s/ Ed Perks
Name:	Ed Perks
Title:	C.I.O.

Address: 1 Franklin Pkwy, San Mateo, CA 94403

CAPITAL RESEARCH AND MANAGEMENT COMPANY, for and on behalf of certain funds it manages

By:	/s/ Mark E. Brubaker
Name:	Mark E. Brubaker
Title:	Authorized Signatory

Address: 333 South Hope St., 55th Floor, Los Angeles, CA 90071. Attn: Kristine Nishiyama

[Signature page to Support Agreement]

EXHIBIT A

New Money Term Loan Financing – Summary Terms

Amount

•  $800 million

•  Backstop Group (as defined below) shall be allocated an aggregate commitment of $400 million; remaining commitments allocated to the Specified Noteholders[1] (collectively, “Additional Funding Lenders”) solely on the same terms and conditions as contemplated herein (including, without limitation, the economic terms set forth herein).

Use of Proceeds

•  Up to $615 million (plus accrued and unpaid interest on 2020 notes) used to refinance 2020 Notes; fees set forth herein and costs and expenses associated herewith may be paid from proceeds; remaining proceeds shall be used to repay on or prior to March 20, 2020 Revolver loans in an amount to be determined by the Company (defined for purposes of this Term Sheet as Mallinckrodt plc and its applicable subsidiaries) held by Revolver lenders who consent to the extension of the maturity date of the Revolver to March 2024 and the commitments of such extending Revolver lenders shall be permanently reduced in an amount equal to the amount of such repayment (the terms described in this clause, the “Revolver Extension Terms”).

Facility	• Senior Secured First Lien Term Loan (“New TL”)

Lenders

•  Backstopped by certain lenders in the Ad Hoc Group of existing 1L term lenders (the “Backstop Group”) and the Specified Noteholders, allocated as described above

•  Portion backstopped by the Backstop Group offered to all existing 1L term lenders (“Existing Term Loans”) pro rata through a post-signing syndication

Documentation, Conditions Precedent, Effectiveness & Drawing

•  Amendment to be executed by certain Lenders (including the Backstop Group), Administrative Agent, and the Company. Signees of the Amendment must constitute (i) Required Lenders, (ii) Required Revolving Facility Lenders and (iii) Majority Lenders of each tranche of Existing Term Loans

[1]	“Specified Noteholders” means the entities set forth on Schedule I to the Exchange and Support Agreement, dated as of February 25, 2020, between the Company and certain noteholders party thereto.

•  Amendment will provide for (i) New TL commitments contemplated herein, (ii) Credit Agreement Amendment consistent with the terms herein and (iii) Revolver Extension Terms

•  Amendment will be entered into and become effective on the date on which (i) the Company delivers specified closing deliverables in form and substance consistent with prior amendments; (ii) (A) Lenders constituting (I) the Additional Funding Lenders, (II) the Backstop Group, (III) the Required Lenders, (IV) the Required Revolving Facility Lenders and (V) the Majority Lenders of each tranche of Existing Term Loans, (B) the Administrative Agent and (C) the loan parties execute the definitive documentation for the Amendment (which shall be on terms consistent with this term sheet); (iii) the Company has commenced the exchange offer with respect to the senior notes due 2022 issued by the Company in accordance with the Support and Exchange Agreement (which Support and Exchange Agreement will (A) be delivered in advance to the Backstop Group, (B) provide for the exchange of such notes into notes junior to the Existing Credit Agreement Debt (as defined below) and the New TL, and (C) be entered into prior to or simultaneously with the Amendment; and (iv) the Company pays accrued and unpaid fees and expenses of Gibson, Dunn & Crutcher LLP, Paul, Weiss, Rifkind & Garrison LLP and Evercore Group LLC in accordance with existing agreed-upon arrangements (the “First Lien Advisors”) (such date, the “Effectiveness Date”)

•  New TL commitments will be funded on the Effectiveness Date

Maturity	• 4 years (March 2024)

Collateral / Priority

•  Pari passu in lien and payment priority to the Existing Credit Agreement Debt

•  First priority liens on (i) existing secured debt collateral, including, without limitation, a guarantee from and a pledge of all the assets of the SGx subsidiaries; (ii) pledges of the stock of specified first-tier foreign subsidiaries not otherwise pledged for the benefit of the Existing Credit Agreement Debt and the

New TL to the extent the pledge of the stock of each such foreign subsidiary does not impose adverse tax consequences on the Company;[2] and (iii) deposit account control agreements over all material deposit accounts with exceptions to be agreed for the benefit of the Existing Credit Agreement Debt and the New TL, including exception for collection accounts, which guarantees, liens and deposit account control agreements in respect of the SGx subsidiaries would be automatically released upon the designation of such SGx subsidiaries as Unrestricted Subsidiaries and restored upon the re-designation of such SGx subsidiaries as Subsidiaries (as defined in the Existing Credit Agreement ) on the effective date of a chapter 11 plan that implements an Acceptable Opioid Settlement (such date, the “Re-Restriction Date”) (with customary grace periods and provision for mutually-agreed extensions for perfection steps other than deliveries of certificated collateral and filing of UCC-1s); provided that, upon the occurrence of the Settlement Termination Date (as defined below) and to the extent permitted under applicable law, the borrowers shall take such actions as are necessary to cause the Unrestricted SGx Entities to be (i) re-designated as Subsidiaries, (ii) become Guarantors, and (iii) grant liens on their respective assets to secure the Existing Term Loans and the New TL (with customary grace periods and provision for mutually-agreed extensions for perfection steps other than deliveries of certificated collateral and filing of UCC-1s).

Pricing	• L + 650 bps

Transaction Payments

•  Backstop payment: 2.00%, payable in cash to Backstop Group and the Specified Noteholders, pro rata in accordance with their allocations

•  Commitment payment: 2.00%, payable in cash to all participating lenders (including the Backstop Group and the Specified Noteholders) pro rata in accordance with their commitments

Transaction Payments to be made on the Effectiveness Date

[2]	NTD: Intended to be list provided by GDC as of 2/21 (or immediate parent thereof, where listed entity is held by CFC holdco). Subject to ongoing tax diligence.

Call Protection	• 103, 102, 101, par
Financial Covenant

•  4.00x 1L Net Leverage covenant

•  Intended to cover leverage through the New TL and the Existing Credit Agreement Debt

•  EBITDA to include SGx subsidiaries (even when unrestricted during implementation of settlement)

Amortization	• 5% per annum, payable in equal installments every quarter
Mandatory Prepayments	• No change; as set forth in the Existing Credit Agreement
Affirmative Covenants

•  As set forth in the Existing Credit Agreement, except as set forth herein.

•  Commercially reasonable efforts to obtain and maintain public ratings for the New TL from both S&P and Moody’s (but not to obtain or maintain any specific rating).

•  Additional confidential, professional eyes only reporting around outstanding litigation, settlement negotiations related thereto and the Opioid Settlement Term Sheet (as defined below) and any proposed modifications thereto to First Lien Advisors (unless otherwise designated by Required Lenders), subject to review by litigation counsel relating to privileged matters, as well as securities law concerns and similar matters.

Negative Covenants

•  Same Debt Incurrence, Lien Incurrence, Restricted Payment, Permitted Investment, and any other negative covenant provisions as those proposed for the Existing Credit Agreement Debt (as defined below) in the “Credit Agreement Amendment – Illustrative Terms” section herein.

Credit Agreement Amendment – Summary Terms

Applicable Loans

•  Revolving Loans due 2022 (the “Revolver”), Term Loans due 2024 and Term Loans due 2025 (the “Existing Term Loans”, and collectively with the Revolver, the “Existing Credit Agreement Debt”; the lenders thereunder and under the New TL, the “First Lien Lenders”; the credit agreement governing the Existing Credit Agreement Debt, the “Existing Credit Agreement”))

Consent Fee	• 50 bps payable in cash to consenting Existing Credit Agreement Debt

Pricing	• Applicable margin for each class of Existing Term Loans to be increased by 100 bps

Call Protection	• 101 soft call for 12 months on Existing Term Loans

Amortization	• 2.0% of principal amount on Effectiveness Date per annum, payable in equal installments every quarter

Cash Sweep

•  50% of ECF, when 1L Net Leverage ≥ 1.75x

•  ECF to be defined (1) to expressly exclude ECF of SGx subsidiaries accrued while such subsidiaries are unrestricted and (2) to be reduced by all settlement payments

•  ECF payments shall not be deemed prepayments of prospective amortization payments

Financial Covenant

•  Existing Revolver 5.0x net leverage covenant to be modified upon Revolver requisite consent to a 4.00x 1L Net Leverage covenant and apply to all Existing Credit Agreement Debt

•  Intended to cover leverage through the New TL and the Existing Credit Agreement Debt

•  EBITDA to include SGx subsidiaries (even when unrestricted during implementation of settlement)

Affirmative Covenants

•  Waiver of “going concern” or similar financial reporting qualifications for reports delivered up until and including the fiscal quarter ended after the effective date of the plan for the SGx entities’ Chapter 11 proceeding

Debt and Lien Incurrence

•  Modify covenants governing debt and lien incurrence as follows:

•  Incremental Debt (2.21 / 6.01(v) / 6.02(gg)): (i) $25mm plus (ii) following commencement of a chapter 11 case with respect to some or all of the Unrestricted SGx Entities, $125mm, provided that, prior to consummation of an Acceptable Opioid Settlement, the proceeds of any debt incurred pursuant to this clause (ii) shall be used for liquidity enhancement purposes and not to prepay, refinance or exchange junior debt plus (iii) following consummation of an Acceptable Opioid Settlement, additional amounts up to 2.25x pro forma 1L Net Leverage

•  General Debt / Liens (6.01(k) / 6.02(ii)): $50mm or 0.50% of CTA

•  Additional provisions applicable to Incremental Debt and General Debt / Liens baskets:

•  Debt and lien capacity under such baskets as set forth above are after incurrence of new TL (i.e., baskets shall not be reduced by such incurrence)

•  50bps MFN for the Existing Credit Agreement Debt and the New TL upon the incurrence of any pari debt (whether as loans or bonds) after closing of the New TL; no MFN as a result of the incurrence of the New TL

•  Non-Loan Party Debt / Liens (6.01(q)): $50mm or 0.5% of CTA

•  Ratio Liens (6.02(ff)): Up to 4.0x Pro Forma Secured Net Leverage Ratio; junior liens only

•  Receivables Securitizations (6.01(t)): greater of $200mm or 2.0% of CTA

•  Sale-Leasebacks (6.01(j)): greater of $150mm or 1.5% of CTA

•  Prohibition on incurring debt senior to the Existing Credit Agreement Debt

•  Prohibition on incurring debt pari to the Existing Credit Agreement Debt (other than as otherwise permitted under baskets)

•  Definition of “Permitted Debt”: Delete “if such Permitted Debt is secured” in clause (iii).

•  Calculation of all leverage ratios for purposes of debt/lien covenants shall include only the EBITDA of Subsidiaries (i.e., EBITDA of Unrestricted SGx Entities excluded from calculation)

Restricted Payments

•  Modify covenants governing restricted payments as follows:

•  General Basket (6.06(g)): $150mm or 1.5% of CTA, subject to no Event of Default and pro forma Net Secured Leverage Ratio of no greater than 4.25x

•  Ratio Basket (6.06(h)): Subject to 2.75x Pro Forma Net Leverage

•  Builder Basket (6.06(d)): Eliminated

•  Calculation of all leverage ratios for purposes of RP covenant shall include only the EBITDA of Subsidiaries (i.e., EBITDA of Unrestricted SGx Entities excluded from calculation)

Permitted Investments

•  Modify covenants governing permitted investments as follows:

•  General Basket (6.04(j)(X)): (i) Greater of $100mm and 1.0% of CTA plus (ii) if no Event of Default and pro forma Net Secured Leverage Ratio no greater than 4.25x, greater of $100mm and 1.0% of CTA

•  Ratio Basket (6.04(aa)): Subject to 2.75x Pro Forma Net Leverage

•  Builder Basket (6.04(j)(Y)): Eliminated

•  Investments in non-Loan Parties (6.04(b)(iv)): (i) Greater of $100mm and 1.0% of CTA plus (ii) if no Event of Default and pro forma Net Secured Leverage Ratio no greater than 4.25x, greater of $100mm and 1.0% of CTA; provided that, in the cases of the foregoing clauses (i) and (ii), such Investments shall be undertaken in the ordinary course of business.

•  Additional basket for Investments in non-Loan Parties equal to greater of $200mm and 2.0%

of CTA, provided that (a) any such Investments shall (i) comprise intercompany transactions undertaken in good faith (as certified by a responsible financial or accounting officer of the Company) for the purpose of improving the consolidated tax efficiency of the Company and not for the purpose of circumventing any other covenant and (ii) be made solely in the form of cash, notes, receivables or securities, and (b) the entity into which such Investment was made shall become a Guarantor or its parent shall pledge that portion of such entity’s equity that was previously unencumbered, in each case solely if and to the extent (and for so long as) the Company determines in good faith that such guarantee or pledge (A) could not reasonably be expected to result in any material tax, other cost (other than a de minimis cost) or disruption in the Company’s operations or internal financing activities and (B) is permitted by, and could not reasonably be expected to cause directors or officers to become subject to related liabilities under, applicable law.

•  Calculation of all leverage ratios under investment covenant shall include only the EBITDA of Subsidiaries (i.e., EBITDA of Unrestricted SGx Entities excluded from calculation)

•  Carve-out (in covenant and definition of “Unrestricted Subsidiary”) for unrestriction (and re-designation as Subsidiaries) of subsidiaries comprising the Specialty Generics business and parent holding companies thereof (such subsidiaries, while designated as Unrestricted Subsidiaries, the “Unrestricted SGx Entities”) until the effective date of a chapter 11 plan that implements an Acceptable Opioid Settlement; for the avoidance of doubt, the failure to re-designate the Unrestricted SGx Entities as Subsidiaries on the Re-Restriction Date shall constitute an immediate Event of Default under the Credit Agreement.

Other

•  Milestones tied to implementation of Acceptable Opioid Settlement to be agreed.

•  To the extent an Acceptable Opioid Settlement is implemented through unrestricting the SGx subsidiaries, the Unrestricted SGx Entities will be re-designated as Subsidiaries on the Re-Restriction Date, and will become Guarantors, and re-grant liens on their assets and enter into deposit account control agreements to secure the Existing Credit Agreement Debt and the New TL on the Re-Restriction Date (with customary grace periods and provision for mutually-agreed extensions for perfection steps other than deliveries of certificated collateral and filing of UCC-1s).

•  Eliminate ability to designate Unrestricted Subsidiaries and otherwise transfer any assets to any existing Unrestricted Subsidiary, other than (i) solely with respect to designation of Unrestricted Subsidiaries, the Unrestricted SGx Entities for the purposes of effectuating an Acceptable Opioid Settlement, (ii) no worse than arms’-length transactions between Parent/Subsidiaries and Unrestricted Subsidiaries, which are comprised of (x) ordinary-course transactions or (y) a potential intercompany DIP loan and other transactions entered into in connection with the unrestriction and/or chapter 11 cases of the Unrestricted SGx Entities[3], (iii) designation and filing of other liability-laden Subsidiaries that the Company determines (subject to the consent of Required Lenders if such Subsidiaries represent in the aggregate greater than 2.0% of EBITDA or 2.0% of CTA) to “clean up” as part of the settlement process[4] and (iv) de minimis basket for designations of up to $25mm in the aggregate

[3]

NTD: Company to provide to First Lien Advisors intercompany data and drafts of intercompany transaction proposals and agreements. Company and First Lien Advisors to coordinate on due diligence process reasonably satisfactory to First Lien Advisors.

[4]	NTD: Additional subsidiaries to be scheduled.

•  Event of Default if:

•  To the extent an Acceptable Opioid Settlement is implemented through unrestricting SGx subsidiaries, any Unrestricted SGx Entity is not re-designated as a Restricted Subsidiary, does not become a Guarantor, and does not grant liens on its assets and enter into deposit account control agreements to secure the Existing Term Loans and the New TL, in each case, on or before the Re-Restriction Date (with customary grace periods and provision for mutually-agreed extensions for perfection steps other than deliveries of certificated collateral and filing of UCC-1s).

•  Prior to consummation of an Acceptable Opioid Settlement, any Loan Party or Unrestricted SGx Entity consummates any settlement of a material portion of the Opioid Claims (as defined below) that is not an Acceptable Opioid Settlement.

•  Any termination of the Company’s efforts to obtain the approval of an Acceptable Opioid Settlement, except such termination resulting from the consummation of an Acceptable Opioid Settlement and the related chapter 11 plan that implements an Acceptable Opioid Settlement; the entry of a final, non-appealable order by the bankruptcy court in the chapter 11 cases of the Unrestricted SGx Entities (or any court having appellate jurisdiction therefrom) denying confirmation of a plan (or motion under Bankruptcy Rule 9019, if pursued) seeking to implement an Acceptable Opioid Settlement (subject to a 120-day grace period within which to obtain an order approving or otherwise confirming a plan (or motion under Bankruptcy Rule 9019, if applicable) implementing, an Acceptable Opioid Settlement) (the date of such termination or the expiration of such grace period, the “Settlement Termination Date”).

•  The sale of all or substantially all of the assets or stock of the Unrestricted SGx Entities taken as a whole (other than ordinary course sales of goods or inventory), the incurrence by the Unrestricted SGx Entities of debt for borrowed money or guarantees thereof (other than intercompany DIP loans or intercompany loans solely between the Unrestricted SGx Entities) or the imposition of any liens on such assets or stock securing debt for borrowed money (other than intercompany DIP loans), in each case, in excess of $10mm, in each case, before consummation of an Acceptable Opioid Settlement.

•  “Acceptable Opioid Settlement” means a settlement of claims against the Company related to opioid ligation (“Opioid Claims”) consistent with the terms set forth in the Opioid Settlement Term Sheet, provided that such settlement shall not qualify as an Acceptable Opioid Settlement if it is amended, modified or supplemented, taken as a whole, in a manner that (i) is materially adverse to the rights or interests of the New TL lenders or the First Lien Lenders, each in their capacities as such, (ii) materially adversely affects the Company’s ability to repay in full in cash the Existing Credit Agreement Debt and the New TL on the respective maturity date therefor or (iii) increases the aggregate amount of the cash payments set forth in the Opioid Settlement Term Sheet scheduled to be paid before the latest maturity of the New TL and the Existing Credit Agreement Debt (provided that any additional settlement consideration consisting of debt or other monetary obligations shall (A) be unsecured, (B) provide for no payments of cash interest or amortization before the latest maturity of the New TL and the Existing Credit Agreement Debt, and (C) otherwise be incurred under available baskets as revised herein).

•  “Opioid Settlement Term Sheet” means the summary of terms for a proposed settlement of the Opioid Claims set forth in an exhibit to the Amendment.

•  Prohibition on voluntarily prepaying, refinancing, or exchanging junior debt other than (a) prepayment, refinancing or exchange of junior debt with the proceeds of, or for, equity or new debt having the same or junior priority as debt being prepaid, refinanced, or exchanged, or having junior priority to the 1L loans under the Credit Agreement, (b) exchanges of the remaining Notes into unsecured debt or junior secured debt, in each case, subject to compliance with the other debt covenants, and an intercreditor/subordination agreement in form and substance reasonably acceptable to the requisite lenders (with the existing intercreditor agreement deemed to be acceptable to all lenders) and (c) a basket of $50mm.

•  “Restructuring/Settlement Transactions”, to be defined to capture the transactions contemplated by the Opioid Settlement Term Sheet, and covenants to permit consummation thereof.

EXHIBIT B

FORM OF JOINDER

The undersigned (“Transferee”) hereby acknowledges that it has read and understands that certain Support Agreement, dated as of February 25, 2020 (as it may be amended in accordance with its terms, the “Agreement”), by and among Mallinckrodt International Finance S.A., Mallinckrodt CB LLC and Mallinckrodt plc, [Transferor’s Name] (“Transferor”) and the other parties thereto, and in accordance with Section 10(h) of the Agreement, (i) agrees to be bound by the terms and conditions of the Agreement and shall be deemed a “Lender Party” under the terms of the Agreement pursuant to the terms and conditions thereof; (ii) hereby makes all representations and warranties made therein by all other Lender Parties; and (iii) shall be deemed a Lender Party under the terms of the Agreement (as defined in the Agreement). All notices and other communications given or made pursuant to the Agreement shall be sent to the Transferee at the address set forth below in the Transferee’s signature